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BRIGHT MINDS BIOSCIENCES INC.

RESTRICTED SHARE UNIT PLAN

EFFECTIVE AS OF JULY 1, 2020, AS AMENDED ON FEBRUARY 13, 2025

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(i)

RESTRICTED SHARE UNIT PLAN

ARTICLE 1

PURPOSE AND INTERPRETATION

Section 1.1 Purpose

The purpose of the Plan is to promote and advance the interests of the Company by (i) providing Eligible Persons with additional incentive through an opportunity to receive discretionary bonuses in the form of Common Shares of the Company, (ii) encouraging stock ownership by such Eligible Persons, (iii) increasing the proprietary interest of Eligible Persons in the success of the Company, and (iv) increasing the ability to attract, retain and motivate Eligible Persons.

Section 1.2 Definitions

For the purposes of this Plan, the following terms shall have the following meanings:

(a) "Account" means a notional account maintained for each Participant on the books of the Company which will be credited with Restricted Share Units and Dividend RSUs, in accordance with the terms of the Plan;

(b) "Affiliate" means any person that controls or is controlled by the Company or that is controlled by the same person that controls the Company;

(c) "Associate" has the meaning ascribed to that term under the Securities Act, R.S.B.C. 1996, c. 418, as amended from time to time;

(d) "Affiliated Companies", "Controlled Companies" and "Subsidiary Companies" have the meanings ascribed to those terms under the Securities Act, R.S.B.C. 1996, c. 418, as amended from time to time;

(e) "Black-Out Period" means the period during which designated directors, officers, employees and consultants of the Company and, if applicable, any Subsidiary Company, cannot trade Common Shares pursuant to the Company s insider trading policy which is in effect at that time (which, for certainty, does not include the period during which a cease trade order is in effect to which the Company, or in respect of a Reporting Insider, that Reporting Insider, is subject);

(f) "Board" means the board of directors of the Company or such delegate as referred to by the term in Section 3.1(1);

(g) "Business Day" means any day other than a Saturday, Sunday or a statutory or civic holiday in the City of Vancouver, British Columbia, on which the Stock Exchange is open for trading;

(h) "Cause" means (i) if the Participant has a written agreement with the Company or Subsidiary Companies in which cause is defined, cause as defined therein; or otherwise (ii) (A) the inability of the Participant to perform his or her duties due to a legal impediment such as an injunction, restraining order or other type of judicial judgment, decree or order entered against the Participant; (B) the failure of the Participant to follow the Company's reasonable instructions with respect to the performance of his or her duties; (C) any material breach by the Participant of his or her obligations under any code of ethics, any other code of business conduct or any lawful policies or procedures of the Company; (D) excessive absenteeism, flagrant neglect of duties, serious misconduct, or conviction of crime or fraud; and (E) any other act or omission of the Participant which would in law permit an employer to, without notice or payment in lieu of notice, terminate the employment of an employee;

(i) "Change of Control Event" means:

(i) the acquisition of a sufficient number of voting securities in the capital of the Company so that the acquiror, together with Persons or Entities acting jointly or in concert with the acquiror, becomes entitled, directly or indirectly, to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Company (provided that, prior to the acquisition, the acquiror was not entitled to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Company);

(ii) the completion of a consolidation, merger, arrangement or amalgamation of the Company with or into any other entity whereby the voting securityholders of the Company immediately prior to the consolidation, merger, arrangement or amalgamation receive less than 50% of the voting rights attaching to the outstanding voting securities of the consolidated, merged, arranged or amalgamated entity;

(iii) the completion of a sale whereby all or substantially all of the Company's undertakings and assets become the property of any other entity and the voting securityholders of the Company immediately prior to the sale hold less than 50% of the voting rights attaching to the outstanding voting securities of that other entity immediately following that sale; or

(iv) an occurrence when a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the Company are not individuals nominated by the Company's then-incumbent Board.

(j) "Code" means the U.S. Internal Revenue Code of 1986, as amended;

(k) "Common Shares" means the common shares in the share capital of the Company;

(l) "Company" means Bright Minds Biosciences Inc.;

(m) "Consultant" means a corporate entity or an individual, other than an employee, executive officer or director of the Company or of an Affiliate, that:

(i) is engaged to provide services to the Company or an Affiliate, other than services provided in relation to a distribution of the Company's securities;

(ii) provides the services under a written contract with the Company or an Affiliate; and

(iii) spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate;

and includes, for an individual consultant, a Company of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

(n) "Dividend RSUs" means a bookkeeping entry credited to a Participant's Account equivalent in value to the dividend, if any, paid on a Common Share in accordance with Section 4.2 of the Plan;

(o) "Eligible Person" means:

(i) any director, officer, employee or Consultant of the Company or any of its Subsidiary Companies; and

(ii) any Personal Holding Company of any of the persons listed in Section 1.2(m)(i) above;

who is designated by the Board as eligible to participate in the Plan;

(p) "Expiry Date" means the expiry date set out by the Board on the date of approval of a grant and as described in the applicable RSU Grant Letter (which for greater certainty may vary between RSUs granted from time to time), following which an RSU is expired and is thereafter incapable of settlement, and is of no value whatsoever, provided however that in no event shall an Expiry Date be a date that is more than three years from the date of grant;

(q) "Market Price" means, with respect to any particular date, the volume weighted average trading price of the Common Shares as reported on the Stock Exchange for the five (5) trading days immediately preceding that date;

(r) "Participant" means an Eligible Person to whom RSUs have been granted and are outstanding;

(s) "Personal Holding Company" means a personal holding Company that is either wholly owned, or controlled by, any director, executive officer, employee or Consultant of the Company or its Affiliates, and the shares of which are held directly or indirectly by any such person or the person s spouse, minor children and/or minor grandchildren;

(t) "Person or Entity" means an individual, natural person, Company, government or political subdivision or agency of a government, and where two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed to be a Person or Entity;

(u) "Plan" means this Restricted Share Unit plan of the Company, as amended from time to time;

(v) "Reporting Insider" means a reporting insider as defined under National Instrument 55-104 as may be amended from time to time;

(w) "Restricted Share Unit" or "RSU" means a bookkeeping entry equivalent in value to a Common Share credited to a Participant's Account and representing the right of a Participant to whom a grant of such restricted share units is made to receive one Common Share (or, pursuant to Section 4.3, an amount of cash equal to the Market Value thereof), pursuant and subject to the terms and conditions set forth in this Plan and in the applicable RSU Grant Letter;

(x) "RSU Award" means the number of RSUs determined by the Board to be awarded to the Participant and credited to a Participant's Account, as evidenced by a RSU Grant Letter;

(y) "RSU Grant Letter" has the meaning given to that term in Section 3.1(3);

(z) "Securities Act" means the Securities Act (British Columbia), RSBC 1996, c.418 as from time to time amended.

(aa) "Settlement Date" means the Business Day during the Settlement Period on which a Participant elects to settle an RSU in accordance with Section 4.3;

(bb) "Settlement Notice" has the meaning set out in Section 4.3;

(cc) "Settlement Period" means the period starting on the Vesting Date and ending on the Expiry Date;

(dd) "Shareholder" means a holder of a Common Share in the capital of the Company;

(ee) "Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan, restricted share unit, or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise including, without limitation, this Plan;

(ff) "Stock Exchange" means the Canadian Securities Exchange or if the Common Shares are not listed on the Canadian Securities Exchange, any stock exchange on which the Common Shares are listed or traded, as determined by the Board;

(gg) "Termination Date" means the date on which a Participant ceases to be an Eligible Person. For greater certainty, in the case of a Participant whose employment or term of office with the Company or any Subsidiary Company terminates in the circumstances set out in Section 4.4(1)(a), Section 4.4(1)(b) or Section 4.4(1)(c), the date that is designated by the Company or any Subsidiary Company, as the last day of the Participant's employment or term of office with the Company or such Subsidiary Company, provided that in the case of termination of employment or term of office by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given, and "Termination Date" specifically does not include any period of reasonable notice that the Company or any Subsidiary Company may be required at law to provide to the Participant;

(hh) "U.S. Participant" means a Participant who is a citizen of the United States or a resident of the United States, as defined in section 7701(a)(30)(A) and section 7701(b)(1) of the Code and any other Participant who is subject to tax under the Code with respect to compensatory awards granted pursuant to the Plan; and

(ii) "Vesting Date" means the date on which an RSU is vested for the purposes of the Plan.

Section 1.3 Interpretation

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

Section 1.4 Governing Law

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

Section 1.5 Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

ARTICLE 2

SHARE CAPITAL

Section 2.1 Shares Reserved

(1) Subject to Section 5.3(1), the securities that may be acquired by Participants pursuant to RSUs granted under this Plan shall consist of authorized but unissued Common Shares.

(2) The Company shall at all times during the term of this Plan ensure that the number of Common Shares it is authorized to issue shall be sufficient to satisfy the requirements of RSUs granted under this Plan.

(3) The maximum number of Common Shares made available for issuance pursuant to the Plan shall be determined from time to time by the Board, but in any case, shall not exceed 10% of the Common Shares issued and outstanding from time to time.

(4) The Plan shall be a "rolling plan" and therefore when RSUs are cancelled (whether or not upon payment with respect to vested RSUs) or terminated, the number of Common Shares in respect of such cancelled or terminated RSUs shall again be available for the purpose of granting RSU Awards pursuant to the Plan.

ARTICLE 3

ADMINISTRATION

Section 3.1 General

(1) This Plan shall be administered by the Board. Notwithstanding the foregoing or any other provision contained herein, the Board shall have the right to delegate the administration and operation of this Plan, in whole or in part, to a committee of the Board and/or to any member of the Board. Any delegation pursuant to this Section 3.1 shall be documented in a resolution of the Board.

(2) Subject to the terms and conditions set forth herein, the Board is authorized to provide for the awarding, granting, vesting, settlement and method of settlement of RSUs , all on such terms (which may vary between RSUs granted from time to time) as it shall determine. In addition, the Board shall have the authority to:

(a) select any directors, officers, employees or Consultants of the Company or Subsidiary Companies of the Company to participate in this Plan; provided that RSUs granted to any Participant shall be approved by the Shareholders if the rules of the Stock Exchange require such approval;

(b) construe and interpret this Plan and all agreements entered into hereunder;

(c) prescribe, amend and rescind rules and regulations relating to this Plan; and

(d) make all other determinations necessary or advisable for the administration of this Plan. All determinations and interpretations made by the Board shall be binding on all Participants and on their legal, personal representatives and beneficiaries.

(3) An RSU Award shall be evidenced by a restricted share unit grant letter ("RSU Grant Letter"), a form of which is attached as Schedule A to this Plan, signed on behalf of the Company, subject to amendment by the Board from time to time, and which shall specify:

(a) the number of RSUs subject to the RSU Award to be credited to the Participant's Account;

(b) the date of grant of the RSU Award;

(c) the Vesting Date or Vesting Dates applicable to the RSUs subject to the RSU Award;

(d) the Settlement Period and Expiry Date applicable to an RSU subject to the RSU Award;

(e) the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of Common Shares acquired upon settlement of the RSU;

(f) the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of Common Shares acquired upon settlement of an RSU may be forfeited; and

(g) such other terms, conditions and limitations permitted by and not inconsistent with this Plan as the Board may determine.

(4) No member of the Board (or person acting under delegated authority, nor the Company, will be liable for any action or determination taken or made in the administration, interpretation, construction or application of this Plan, any RSU Grant Letter or any RSU issued pursuant to this Plan, or otherwise in any way in respect of any Participant's participation in this Plan or the holding or settlement of RSUs.

Section 3.2 Compliance with Legislation

(1) The Plan, the terms of the issue or grant and the settlement of RSUs hereunder and the Company s obligation to sell and deliver Common Shares upon settlement of RSUs shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulations of the Stock Exchange and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Company, be required. The Company shall not be obliged by any provision of the Plan or the grant of any RSU hereunder to issue or sell Common Shares in violation of such laws, rules and regulations or any condition of such approvals.

(2) No RSU shall be granted and no Common Shares issued or sold thereunder where such grant, issue or sale would require registration of the Plan or of Common Shares under the securities laws of any foreign jurisdiction and any purported grant of any RSU or issue or sale of Common Shares hereunder in violation of this provision shall be void.

(3) The Company shall have no obligation to issue any Common Shares pursuant to the Plan unless such Common Shares shall have been duly listed, upon official notice of issuance, with the Stock Exchange. Common Shares issued and sold to Participants pursuant to the settlement of RSUs may be subject to restrictions or limitations on sale or resale under applicable securities laws.

(4) If Common Shares cannot be issued to a Participant upon the settlement of an RSU due to legal or regulatory restrictions, the obligation of the Company to issue such Common Shares under the Plan shall terminate, at no cost to the Company nor obligation to otherwise compensate a Participant in any way.

Section 3.3 Miscellaneous

(1) Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required approval.

(2) Nothing contained in the Plan nor in any RSU granted hereunder shall be deemed to give any Participant any interest or title in or to any Common Shares of the Company or any rights as a Shareholder or any other legal or equitable right against the Company whatsoever other than as set forth in the Plan and pursuant to the settlement of any RSU.

(3) The Plan does not give any Participant or any employee of the Company or any of its Affiliated Companies, Subsidiary Companies or Controlled Companies the right or obligation to continue to serve as a Consultant, director, officer or employee, as the case may be, of the Company or any of its Affiliated Companies, Subsidiary Companies or Controlled Companies. The awarding of RSUs to any Eligible Person is a matter to be determined solely in the discretion of the Board. The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Common Shares or any other securities in the capital of the Company or any of its Subsidiary Companies other than as specifically provided for in the Plan.

(4) The existence of any RSUs shall not affect in any way the right or power of the Company or its Shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company or to create or issue any bonds, debentures, shares or other securities of the Company or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

(5) No fractional Common Shares shall be issued upon the settlement of RSUs granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Common Share upon the settlement of an RSU, or from an adjustment pursuant to Section 5.3(1) such Participant shall only have the right to receive the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

ARTICLE 4

RESTRICTED SHARE UNITS

Section 4.1 Granting of RSUs

(1) Where the Board determines to grant an RSU Award to an Eligible Person and sets the terms and conditions applicable to such RSU Award, the Company shall deliver to the Eligible Person a RSU Grant Letter, containing the terms and conditions applicable to such RSU Award.

(2) On the grant of an RSU Award, the Company will credit the Participant's Account with the number of RSUs granted to such Participant under the terms of the RSU Award.

(3) The grant of an RSU Award shall entitle the Participant to the conditional right to receive for each RSU credited to the Participant's Account, at the election of the Company, either one Common Share or an amount in cash, net of applicable taxes and contributions to government sponsored plans, as determined by the Board, equal to the Market Price of one Common Share for each RSU credited to the Participant's Account on the Settlement Date, subject to the conditions set out in the RSU Grant Letter and in the Plan, and subject to all other terms of this Plan.

(4) An Eligible Person may receive an RSU Award on more than one occasion under the Plan and may receive separate RSU Awards on any one occasion.

(5) RSUs granted under this Plan to an Eligible Person in a calendar year will (subject to any applicable terms and conditions) represent a right to a bonus or similar award to be received for services rendered by such Eligible Person to the Company or an Affiliate, as the case may be, in the fiscal year ending in, coincident with or before such calendar year, subject to any other determination by the Company.

Section 4.2 Dividends

(1) Unless the Board determines otherwise, additional RSUs ("Dividend RSUs") will be credited to a Participant's Account where the Company declares and pays a dividend on Common Shares. The number of Dividend RSUs credited to a Participant's Account in connection with the payment of dividends on Common Shares will be based on the actual amount of cash dividends that would have been paid to such Participant had he been holding such number of Shares equal to the number of RSUs credited to the Participant's Account on the date on which cash dividends are paid on the Shares and the Market Price of the Common Shares on the payment date.

(2) Dividend RSUs credited to a Participant's Account shall vest and be settled in the same manner and on the same date as the RSUs to which they relate.

Section 4.3 Settlement of Restricted Share Units

(1) Subject to the provisions of the Plan and in particular Section 4.4 and Section 5.2 and any vesting limitations imposed by the Board in its sole unfettered discretion at the time of grant, RSUs subject to an RSU Award may be settled by a Participant who is not a U.S. Participant during the Settlement Period applicable to the RSU by delivery to the Company of a notice (the "Settlement Notice") in a form attached to the RSU Grant Letter. Where a U.S. Participant holds an RSU, the U.S. Participant shall be deemed to deliver to the Company a Settlement Notice with respect to such RSU on the Vesting Date, such Vesting Date to be determined under the provisions of this Plan and in particular Section 4.3(4)(b), Section 4.4, and Section 5.2 and any vesting limitations imposed by the Board in its sole unfettered discretion at the time of grant. As soon as practicable following the receipt or deemed receipt of the Settlement Notice, but in no event later than 60 days from the receipt or deemed receipt of the Settlement Notice, RSUs will be settled by the Company through the delivery by the Company of such number of Common Shares equal to the number of RSUs then being settled or, at a Company's election, an amount in cash, net of applicable taxes and contributions to government sponsored plans, equal to the Market Price at the Settlement Date of one Common Share for each RSU then being settled. Where, prior to the Expiry Date, a Participant fails to elect to settle an RSU, the Participant shall be deemed to have elected to settle such RSUs on the day immediately preceding the Expiry Date.

(2) Notwithstanding the foregoing, if the Company elects to issue Common Shares in settlement of RSUs:

(a) the Company may arrange for such number of the Common Shares to be sold as it deems necessary or advisable to raise an amount at least equal to its determination of such applicable taxes, with such amount bring withheld by the Company; or

(b) the Company may elect to settle for cash such number of RSUs as it deems necessary or advisable to raise funds sufficient to cover such withholding taxes with such amount being withheld by the Company; or

(c) the Company may, as a condition of settlement in the form of Common Shares, require the Participant to pay the applicable taxes as determined by the Company or make such other arrangement acceptable to the Company in its discretion (if at all) as it deems necessary or advisable.

(3) Subject to the terms of the Plan, as soon as practicable after receipt of any of the amount, undertaking or election listed in Section 4.3(2), the Company will forthwith cause the transfer agent and registrar of the Common Shares to deliver to the Participant a certificate or certificates in the name of the Participant or a statement of account, at the discretion of the Company, representing in the aggregate Common Shares issued to the Participant.

(4) Notwithstanding any other provision of the Plan:

(a) no RSU shall be capable of settlement after the Expiry Date; provided, however, that if the Expiry Date in respect of an RSU held by a Participant who is not a U.S. Participant falls on, or within nine (9) Business Days immediately following, a date upon which such Participant is prohibited from exercising such RSU due to a Black- Out Period or other trading restriction imposed by the Company, then the Expiry Date of such RSU shall be automatically extended to the tenth (10th) Business Day following the date the relevant Black-Out Period or other trading restriction imposed by the Company is lifted, terminated or removed. The foregoing extension applies to all RSUs held by a Participant who is not a U.S. Participant regardless of the date of grant and shall not be considered an extension of the term thereof as otherwise referred to in the Plan;

(b) if the Vesting Date of an RSU held by a U.S. Participant falls on, or within nine (9) Business Days immediately following, a date upon which such Participant is prohibited from exercising such RSU due to a Black-Out Period or other trading restriction imposed by the Company, then the Vesting Date of such RSU shall be automatically extended to the tenth (10th) Business Day following the date the relevant Black-Out Period or other trading restriction imposed by the Company is lifted, terminated or removed. The foregoing extension applies to all RSUs held by a Participant who is a U.S. Participant regardless of the date of grant and shall not be considered an extension of the term thereof as otherwise referred to in the Plan;

(c) the Settlement Period shall be automatically reduced in accordance with Section 4.4 upon the occurrence of any of the events referred to therein; and

(d) no RSU in respect of which Shareholder approval is required under the rules of the Stock Exchange shall be settled until such time as such RSU has been so approved.

Section 4.4 Termination of Service

(1) Except as otherwise determined by the Board:

(a) all RSUs held by the Participant (whether vested or unvested) shall terminate automatically upon the termination of the Participant's service with the Company or any Subsidiary Companies for any reason other than as set forth in paragraph (b) and (c) below;

(b) in the case of a termination of the Participant's service by reason of (A) termination by the Company or any Subsidiary Companies other than for Cause, or (B) the Participant's death, the Participant's unvested RSUs shall vest automatically as of such date, and on the earlier of the original Expiry Date and any time during the ninety (90) day period commencing on the date of such termination of service (or, if earlier, the Termination Date), the Participant (or his or her executor or administrator, or the person or persons to whom the Participant's RSUs are transferred by will or the applicable laws of descent and distribution) will be eligible to request that the Company settle his vested RSUs, provided however that a U.S. Participant (or his or her executor or administrator, or the person or persons to whom the U.S. Participant's RSUs are transferred by will or the applicable laws of descent and distribution) shall be deemed to have elected to settle any vested RSUs on the Vesting Date pursuant to Section 4.3(1) of this Plan. Where, prior to the 90th day following such termination of service (or, if earlier, the Termination Date) the Participant fails to elect to settle a vested RSU, the Participant shall be deemed to have elected to settle such RSU on such 90th day (or, if earlier, the Termination Date) and to receive Common Shares in respect thereof;

(c) in the case of a termination of the Participant's services by reason of voluntary resignation, only the Participant's unvested RSUs shall terminate automatically as of such date, and any time during the ninety (90) day period commencing on the date of such termination of service (or, if earlier, the Termination Date), the Participant will be eligible to request that the Company settle his vested RSUs. Where, prior to the 90th day following such termination of service (or, if earlier, the Termination Date) the Participant fails to elect to settle a vested RSU, the Participant shall be deemed to have elected to settle such RSU on such 90th day (or, if earlier, the Termination Date) and to receive Common Shares in respect thereof;

(d) for greater certainty, where a Participant's employment or term of office terminates by reason of termination by the Company or any Subsidiary Companies for Cause then any RSUs held by the Participant, whether or not vested at the Termination Date, immediately terminate and are cancelled on the Termination Date or at a time as may be determined by the Board, in its sole discretion;

(e) a Participant's eligibility to receive further grants of RSUs under this Plan ceases as of the earliest of the date the Participant resigns from the Company or any Subsidiary Company and the date that the Company or any Subsidiary Company provides the Participant with written notification that the Participant's employment or term of office, as the case may be, is terminated, notwithstanding that such date may be prior to the Termination Date; and

(f) for the purposes of the Plan, a Participant shall not be deemed to have terminated service where: (i) the Participant remains in employment or office within or among the Company or any Subsidiary Company or (ii) the Participant is on a leave of absence approved by the Board.

Section 4.5 Non-transferability of RSUs

RSUs shall not be transferable or assignable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant's legal representative.

Section 4.6 Hold Period

Pursuant to Stock Exchange Policies, where a hold period is applicable, the RSU Grant Letter will include a legend stipulating that the RSU Award is subject to a four-month hold period commencing from the date of grant of the RSU Award.

ARTICLE 5

TERMINATION, AMENDMENTS AND ADJUSTMENTS

Section 5.1 Amendment and Termination

(1) The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable law, and subject to any required regulatory approval.

(2) No such amendment, suspension or termination shall alter or impair any RSUs or any rights pursuant thereto granted previously to any Participant without the consent of such Participant.

(3) If the Plan is terminated, the provisions of the Plan and any administrative guidelines, and other rules and regulations adopted by the Board and in force at the time of the Plan termination shall continue in effect during such time as an RSU or any rights pursuant thereto remain outstanding.

(4) With the consent of the affected Participant, the Board may amend or modify any outstanding RSU in any manner to the extent that the Board would have had the authority to initially grant such award as so modified or amended, including without limitation, to change the date or dates as of which the RSU becomes exercisable, subject to the prior approval of the Stock Exchange where necessary.

Section 5.2 Change of Control

(1) Notwithstanding any other provision of this Plan, in the event of an actual or potential Change of Control Event, the Board may, in its discretion, without the necessity or requirement for the agreement or consent of any Participant: (i) accelerate, conditionally or otherwise, on such terms as it sees fit, the vesting date of any RSU; (ii) permit the conditional settlement of any RSU, on such terms as it sees fit; (iii) otherwise amend or modify the terms of the RSU, including for greater certainty permitting Participants to settle any RSU, to assist the Participants to tender the underlying Common Shares to, or participate in, the actual or potential Change of Control Event or to obtain the advantage of holding the underlying Common Shares during such Change of Control Event; and (iv) terminate, following the successful completion of such Change of Control Event, on such terms as it sees fit, the RSUs not settled prior to the successful completion of such Change of Control Event, including, without limitation, for no payment or other compensation.

The determination of the Board in respect of any such Change of Control Event shall for the purposes of this Plan be final, conclusive and binding.

Section 5.3 Adjustments

(1) If there is a change in the outstanding Common Shares by reason of any stock dividend or split, recapitalization, amalgamation, consolidation, combination or exchange of shares, or other corporate change, the Board shall make, subject to the prior approval of the Stock Exchange where necessary, appropriate substitution or adjustment in

(a) the number or kind of Common Shares or other securities reserved for issuance pursuant to the Plan, and

(b) the number and kind of Common Shares or other securities subject to unsettled and outstanding RSUs granted pursuant to the Plan;

provided, however, that no substitution or adjustment shall obligate the Company to issue fractional RSUs or Common Shares.

(2) If the Company is reorganized, amalgamated with another Company or consolidated, the Board shall make such provisions for the protection of the rights of Participants as the Board in its discretion deems appropriate.

ARTICLE 6

GENERAL

Section 6.1 Effective Date

The Plan shall be effective upon the approval of the Plan by the Board.

Section 6.2 Notice

Any Notice required to be given by this Plan shall be in writing and shall be given by registered mail, postage prepaid, or delivered by courier or by facsimile transmission addressed, if to the Company, to the operations office of the Company in Vancouver, British Columbia, Attention: Corporate Secretary; or if to a Participant, to such Participant at his address as it appears on the books of the Company or in the event of the address of any such Participant not so appearing, then to the last known address of such Participant; or if to any other person, to the last known address of such person.

Section 6.3 Tax Withholdings

The Company shall be entitled to withhold such number of Common Shares or amount of cash payable to a Participant, either under this Plan or otherwise, or make such other arrangement as are contemplated under Section 4.3(2), as it may deem necessary or advisable so as to ensure that the Company is in compliance with the applicable provisions of any federal, provincial or local law relating to the withholding or remittance of tax or other relevant amounts. It is the responsibility of the Participant to complete and file any tax returns which may be required within the periods specified under applicable laws as a result of the Participant's participation in the Plan. The Company shall not be responsible for any tax consequences to a Participant as a result of the Participant's participation in the Plan.

Section 6.4 Rights of Participants

No person entitled to settle any RSU granted under this Plan shall have any of the rights or privileges of a Shareholder in respect of any Common Shares issuable upon settlement of such RSU until such Common Shares have been issued to such person.

Section 6.5 Right to Issue Other Shares

The Company shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, issuing further Common Shares, varying or amending its share capital or corporate structure or conducting its business in any way whatsoever.

Section 6.6 Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the legal representatives of such Participant or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

Section 6.7 Funding of the Plan

The Plan shall be unfunded. No funds will be set aside to guarantee the payment of RSUs, which will remain an unfunded liability recorded on the books of the Company.

Section 6.8 Special Terms and Conditions Applicable to U.S. Participants

RSUs awarded to U.S. Participants are intended to be exempt from Section 409A of the Code pursuant to Treas. Reg. Section 1.409A-1(b)(4) and the Plan and such RSUs will be construed and administered accordingly. Each installment of Common Shares issued in settlement of vested RSUs is intended to constitute a "separate payment" for purposes of Treasury Regulation Section 1.409A-2(b)(2). Any waiver or acceleration of vesting under the Plan or any Grant Letter for a U.S. Participant may occur only to the extent that such acceleration or waiver will not result in the imposition of taxes under Section 409A of the Code. Although the Company intends RSUs granted to U.S. Participants to be exempt from or compliant with Section 409A of the Code, the Company makes no representation or guaranty as to the tax treatment of such RSUs. Each U.S. Participant (and any beneficiary or the estate of the Participant, as applicable) is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Participant in connection with this Plan. Neither the Company nor any affiliate, nor any employee or director of the Company or an affiliate, shall have any obligation to indemnify or otherwise hold such U.S. Participant, beneficiary or estate harmless from any or all such taxes or penalties.

SCHEDULE "A"

RESTRICTED SHARE UNIT GRANT LETTER

TO: [Name of Participant]

Dear ⬤

Bright Minds Biosciences Inc. (the "Company") hereby confirms a grant of restricted share units ("RSU Units") to ⬤ (the "Participant") (as defined in the Company's Restricted Share Unit Plan (the "RSU Plan") described in the table below pursuant to the Company's RSU Plan.

This grant is made pursuant to the terms and conditions of the Company's RSU Plan, as amended from time to time, and is incorporated herein by reference and made a part of this letter agreement. Each RSU Unit granted to the Participant named herein represents the right of the Participant to receive one Common Share in the share capital of the Company on the date(s) or pursuant to the terms specified below. Capitalized terms not otherwise defined herein shall have the same meanings as in the RSU Plan.

No. of RSU Units	Grant Date	Expiry Date

[include any specific/additional vesting period or other conditions]

The Company and the undersigned Participant hereby confirms that the undersigned Participant is a bona fide Director, Officer, Consultant, or Employee as the case may be.

DATED ____________________, 20____.

BRIGHT MINDS BIOSCIENCES INC.

Per:        _______________________________

Authorized Signatory

The undersigned hereby accepts such grant, acknowledges being a Participant under the RSU Plan, agrees to be bound by the provisions thereof and agrees that the RSU Plan will be effective as an agreement between the Company and the undersigned with respect to the RSU Units granted or otherwise issued to him/her/it.

DATED ____________________, 20____.

__________________________________
Participant's Signature

__________________________________
__________________________________
Name of Participant (print)

OR

[NAME OF COMPANY PARTICIPANT] By:

______________________________________

Authorized Signatory

_____________________________________

Name of Authorized Signatory